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                                                                    EXHIBIT 99.4

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                      SUBSCRIPTION CERTIFICATES ISSUED BY

                             Aviation Sales Company

   This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated
   , 2001 (the "Prospectus') of Aviation Sales Company, a Delaware corporation ("Aviation Sales"), if a holder of Rights cannot deliver the Subscription Warrant(s) evidencing the Rights to Continental Stock Transfer & Trust Company
at or prior to        , 2001, at 5:00 p.m. New York City time, unless extended
(the "Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission or mail to Continental Stock Transfer & Trust Company and must be received by Continental Stock Transfer & Trust Company on or prior to the Expiration Date. See the discussion set forth under "The Rights offering--procedures to exercise rights" in the Prospectus.

   Regardless of the manner of delivery of the Subscription Certificate,
payment of the Subscription Price of $    per share for each share of Aviation
Sales common stock subscribed for upon exercise of such Rights must be received by Continental Stock Transfer & Trust Company in the manner specified in the Prospectus at or prior to 5:00 p.m. New York City time on the Expiration Date.

   The Subscription Agent is Continental Stock Transfer & Trust Company:

          By Mail:                  By Hand Delivery:           By Overnight Courier:
____________________________  ____________________________  ____________________________
____________________________  ____________________________  ____________________________

                           By facsimile transmission:
                                   (   )

   You should confirm receipt of all facsimile transmissions by calling (  )
    .

   DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

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Gentlemen:

   The undersigned hereby represents that he or she is the holder of
Subscription Certificate(s) representing     Rights and that such Subscription
Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Privilege to subscribe for one share of Common Stock per each whole Right represented by such Subscription Certificate (as rounded up for fractional Rights, as described in the Prospectus) and (ii) the Oversubscription Privilege relating to each such Right to subscribe, to the
extent that Shares are available, for an aggregate of up to    Shares. The
undersigned understands that payment of the Subscription Price of $    per
Share for each Share of the Common Stock subscribed for pursuant to the Basic Subscription Privilege and Oversubscription Privilege must be received by the Subscription Agent at or before 5:00 p.m. New York City time on the Expiration Date. The undersigned represents that such payment, in the aggregate amount of
$   , either (check appropriate box):

  [_]is being delivered to Continental Stock Transfer & Trust Company herewith or

  [_]has been delivered separately to Continental Stock Transfer & Trust
     Company and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

    [_]wire transfer of funds

       name of transferor institution ______________________________________

       date of transfer ____________________________________________________

       confirmation number (if available) __________________________________

    [_]uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

    [_]certified check

    [_]bank draft (cashier's check)

    [_]U.S. postal money order--name of maker ______________________________

       date of check, draft or money order number __________________________

       bank on which check is drawn or issuer of money order _______________

   Signature(s) ________________________________________________________________

   Name(s) _____________________________________________________________________

   _____________________________________________________________________________
   (Please Type or Print)

   _____________________________________________________________________________

   Address(es) _________________________________________________________________

   (Zip Code) Area Code and Tel. No(s). ________________________________________

   Subscription Certificate No(s). (if available) ______________________________

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                              GUARANTY OF DELIVERY

       (NOT TO BE USED FOR SUBSCRIPTION CERTIFICATE SIGNATURE GUARANTEE)

   The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or other eligible guarantor institution, which is a member of or a participant in a signature guarantee program acceptable to Continental Stock Transfer & Trust Company, guarantees that the undersigned will deliver to Continental Stock Transfer & Trust Company the certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

            ______________________________________________________
            ______________________________________________________
            ______________________________________________________
                                   (Address)

            ______________________________________________________
                        (Area Code and Telephone Number)

Dated:         , 2001

_____________________________________
(Name of Firm)

_____________________________________
(Authorized Signature)

   The institution which completes this form must communicate the guarantee to Continental Stock Transfer & Trust Company and must deliver the Subscription Certificate(s) to Continental Stock Transfer & Trust Company within the time period shown herein. Failure to do so could result in a financial loss to such institution.


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